(MKS LOGO)

                                                           FOR IMMEDIATE RELEASE

                                                            Contact: Ron Weigner
                                      Vice President and Chief Financial Officer
                                                                    978.284.4446

               MKS INSTRUMENTS REPORTS THIRD QUARTER 2004 RESULTS

   Wilmington, Mass. -- October 19, 2004 -- MKS Instruments, Inc. (NASDAQ:
MKSI), a leading worldwide provider of process control technologies for improving productivity in semiconductor and other advanced manufacturing processes, today reported third quarter 2004 financial results. Net sales were $139.7 million, up 71 percent from $81.6 million in the third quarter of 2003 and down 8 percent from $151.6 million in the second quarter of 2004.

   GAAP net earnings were $12.2 million, or $0.22 per diluted share, compared to a third quarter 2003 net loss of $5.6 million, or $0.11 per basic share, and second quarter 2004 net earnings of $20.9 million, or $0.38 per diluted share. Excluding amortization of acquired intangible assets and special items, non-GAAP net earnings were $15.8 million, or $0.29 per diluted share, compared to a third quarter 2003 net loss of $1.7 million, or $0.03 per basic share, and second quarter 2004 net earnings of $20.3 million, or $0.37 per diluted share.

   For the nine months ended September 30, MKS reported sales of $424.2 million in 2004 compared to $235.5 million in 2003. GAAP net earnings were $45.7 million, or $0.83 per diluted share, in 2004 compared to a net loss of $18.5 million, or $0.36 per basic share, in 2003. For the same nine month period, non-GAAP net earnings, which exclude amortization of acquired intangible assets and special items, were $53.0 million, or $0.97 per diluted share, in 2004 compared to a net loss of $6.9 million, or $0.13 per basic share, in 2003.

   John Bertucci, Chairman and Chief Executive Officer, said, "Our nine month sales growth of 80 percent reflects strong demand for our process control technologies and share gains in key markets. In semiconductor capital equipment and thin-film markets, our nine month sales growth rate of 98 percent was well above industry estimates of 61 percent growth for our served semiconductor front-end equipment market. To meet increased demand over the period, OEM customers filled their work-in-process pipelines as they raised their tool production rates.

   "In the third quarter, we saw some softening in orders from semiconductor OEMs, along with stretched out delivery requests and order push outs. We believe these reduced orders for our products reflected a closer alignment of product demand to our customers' production rates.

   "Our semiconductor OEM orders have softened further in a more cautious market environment. Although our short lead times limit our visibility, we currently expect that fourth quarter sales could range from $115 to $125 million, or a sequential decrease of 10 to 18 percent. GAAP net earnings could range from $0.02 to $0.09 per diluted share, and non-GAAP net earnings, which exclude amortization of acquired intangible assets of approximately $3.7 million, could range from $0.09 to $0.16 per diluted share. With limited visibility, we are focused on increasing our profitability at all sales levels.

   "Looking longer term, we believe that device manufacturers will need to add capacity and upgrade technology to stay competitive and support the growth of new and emerging electronic applications. With each technology upgrade, more process steps are required, and processes must be controlled more precisely. We are well positioned with technologies for improving manufacturing productivity, and we expect to continue to gain share as semiconductor process complexity continues to increase."

   The financial results that exclude certain charges and special items are not in accordance with Accounting Principles Generally Accepted in the United States of America (GAAP). MKS has historically been acquisitive, and MKS' management believes the presentation of non-GAAP financial measures, which exclude the costs associated with acquisitions and other special items, is useful to investors for comparing prior periods and analyzing ongoing business trends and operating results.

   Management will discuss third quarter financial results on a conference call today at 5:00 p.m. (Eastern Time). A web cast of the conference call will be available at www.mksinstruments.com in the "Investors" section. To hear a replay through October 26, 2004, dial 303-590-3000, passcode 11009618#.

   MKS Instruments, Inc. is a leading worldwide provider of process control solutions for advanced manufacturing processes such as semiconductor device manufacturing; thin-film manufacturing for flat panel displays, data storage media, architectural glass and electro-optical products; and technology for medical imaging equipment. Our instruments, components and subsystems incorporate sophisticated technologies to power, measure, control, and monitor increasingly complex gas-related semiconductor manufacturing processes, thereby enhancing our customers' uptime, yield and throughput, and improving their productivity and return on invested capital.

   This release contains projections or other forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding MKS' future growth and the future financial performance of MKS. These projections or statements are only predictions. Actual events or results may differ materially from those in the projections or other forward-looking statements set forth herein. Among the important factors that could cause actual events to differ materially from those in the projections or other forward-looking statements are the fluctuations in capital spending in the semiconductor industry, fluctuations in net sales to MKS' major customers, potential fluctuations in quarterly results, the challenges, risks and costs involved with integrating the operations of MKS and any acquired companies, dependence on new product development, rapid technological and market change, acquisition strategy, manufacturing and sourcing risks, volatility of stock price, international operations, financial risk management, and future growth subject to risks. Readers are referred to MKS' filings with the Securities and Exchange Commission, including its most recent Quarterly Report on Form 10-Q, for a discussion of these and other important risk factors concerning MKS and its operations. MKS is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

                                       ###

                              MKS INSTRUMENTS, INC.
                 UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                    Three Months Ended
                                                      ---------------------------------------------
                                                      September 30,   September 30,       June 30,
                                                           2004            2003             2004
                                                        ---------       ---------        ---------
Net sales                                               $ 139,651       $  81,568        $ 151,585
Cost of sales                                              84,045          53,846           90,192
                                                        ---------       ---------        ---------
Gross profit                                               55,606          27,722           61,393

Research and development                                   14,201          12,034           14,620
Selling, general and administrative                        22,971          17,090           22,661
Amortization of acquired intangible assets                  3,689           3,612            3,691
Restructuring, asset impairment and other charges              --             330               --
                                                        ---------       ---------        ---------

Income (loss) from operations                              14,745          (5,344)          20,421

Interest income, net                                          442             223              326
Other Income (NOTE 1)                                          --              --            5,402
                                                        ---------       ---------        ---------

Income (loss) before income taxes                          15,187          (5,121)          26,149
Provision for income taxes                                  3,037             500            5,281
                                                        ---------       ---------        ---------
Net income (loss)                                       $  12,150       $  (5,621)       $  20,868
                                                        =========       =========        =========

Net income (loss) per share:
  Basic                                                 $    0.23       $   (0.11)       $    0.39
  Diluted                                               $    0.22       $   (0.11)       $    0.38

Weighted average shares outstanding:
  Basic                                                    53,602          51,625           53,540
  Diluted                                                  54,302          51,625           54,967


THE FOLLOWING SUPPLEMENTAL NON-GAAP EARNINGS INFORMATION IS
PRESENTED TO AID IN UNDERSTANDING THE MKS OPERATING RESULTS:


GAAP net Income (loss)                                  $  12,150       $  (5,621)       $  20,868

Adjustments:
Amortization of acquired intangible assets                  3,689           3,612            3,691
Restructuring, asset impairment and other charges              --             330               --
Other income, net of tax (NOTE 1)                              --              --           (4,272)
                                                        ---------       ---------        ---------

Non-GAAP net income (loss) (NOTE 2)                     $  15,839       $  (1,679)       $  20,287
                                                        =========       =========        =========

Non-GAAP net income (loss) per share (NOTE 2)           $    0.29       $   (0.03)       $    0.37
                                                        =========       =========        =========
Weighted average shares outstanding (NOTE 3)               54,302          51,625           54,967




NOTE 1: The GAAP amount for the three months ended June 30, 2004, represents primarily the collection of a note receivable of $5.0 million which had been written off in 2002. The Non-GAAP adjustment is net of applicable income taxes.

NOTE 2: The Non-GAAP net income (loss) and non-GAAP net income (loss) per share amounts exclude amortization of acquired intangible assets, acquisition and disposition related charges and special items, net of applicable income taxes.

NOTE 3: Due to the net loss for the quarter ended September 30, 2003, net loss per share is based on the basic number of weighted average shares outstanding. For the quarters ended September 30, 2004 and June 30, 2004, respectively, the Company reported net income and therefore, used the diluted weighted average shares outstanding.

                              MKS INSTRUMENTS, INC.
                 UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                Nine Months Ended
                                                                  September 30,
                                                           --------------------------
                                                              2004             2003
                                                           ---------        ---------
Net sales                                                  $ 424,221        $ 235,513
Cost of sales                                                252,993          154,940
                                                           ---------        ---------
Gross profit                                                 171,228           80,573

Research and development                                      43,157           34,719
Selling, general and administrative                           65,784           52,368
Amortization of acquired intangible assets                    11,073           11,007
Restructuring, asset impairment and other charges                437              634
                                                           ---------        ---------
Income (loss) from operations                                 50,777          (18,155)

Interest income, net                                           1,040              785
Other income (NOTE 1)                                          5,402               --
                                                           ---------        ---------

Income (loss) before income taxes                             57,219          (17,370)
Provision for income taxes                                    11,495            1,151
                                                           ---------        ---------
Net income (loss)                                          $  45,724        $ (18,521)
                                                           =========        =========

Net income (loss) per share:
  Basic                                                    $    0.86        $   (0.36)
  Diluted                                                  $    0.83        $   (0.36)

Weighted average shares outstanding:
  Basic                                                       53,466           51,475
  Diluted                                                     54,785           51,475


THE FOLLOWING SUPPLEMENTAL NON-GAAP EARNINGS INFORMATION IS
PRESENTED TO AID IN UNDERSTANDING THE MKS OPERATING RESULTS:


GAAP Net income (loss)                                     $  45,724        $ (18,521)

Adjustments:
   Amortization of acquired intangible assets                 11,073           11,007
   Restructuring, asset impairment and other charges             437              634
   Other income, net of tax (NOTE 1)                          (4,272)              --
                                                           ---------        ---------

Non-GAAP net income (loss) (NOTE 2)                        $  52,962        $  (6,880)
                                                           =========        =========

Non-GAAP net income (loss) per share (NOTE 2)              $    0.97        $   (0.13)
                                                           =========        =========
Weighted average shares outstanding (NOTE 3)                  54,785           51,475



NOTE 1: The GAAP amount represents primarily the collection of a note receivable of $5.0 million which had been written off in 2002. The Non-GAAP adjustment is net of applicable income taxes.

NOTE 2: The Non-GAAP net income (loss) and non-GAAP net income (loss) per share amounts exclude amortization of acquired intangible assets, acquisition and disposition related charges and special items, net of applicable income taxes.

NOTE 3: Due to the net loss for the nine months ended September 30, 2003, net loss per share is based on the basic number of weighted average shares outstanding. For the nine months ended September 30, 2004, the Company reported net income and therefore, used the diluted weighted average shares outstanding.

                              MKS INSTRUMENTS, INC.
                      UNAUDITED CONSOLIDATED BALANCE SHEET
                                 (IN THOUSANDS)




                                                      September 30,   December 31,
                                                          2004            2003
                                                        --------        --------
ASSETS

Cash and short-term investments                         $206,583        $129,178
Trade accounts receivable                                 85,333          65,454
Inventories                                              104,337          82,013
Other current assets                                      11,106           5,631
                                                        --------        --------
          Total current assets                           407,359         282,276

Property, plant and equipment, net                        79,903          76,121
Long-term investments                                     10,469          13,625
Goodwill                                                 259,784         259,924
Other acquired intangible assets                          45,085          56,192
Other assets                                               3,751           4,724
                                                        --------        --------

Total assets                                            $806,351        $692,862
                                                        ========        ========


LIABILITIES AND STOCKHOLDERS' EQUITY

Short-term debt                                         $ 23,004        $ 20,196
Accounts payable                                          25,673          25,302
Other accrued expenses                                    54,133          26,310
                                                        --------        --------
          Total current liabilities                      102,810          71,808

Long-term debt                                             7,111           8,924
Other long-term liabilities                                4,458           3,820

Stockholders' equity:
Common stock                                                 113             113
Additional paid-in capital                               624,411         587,910
Retained earnings                                         57,962          12,238
Other stockholders' equity                                 9,486           8,049
                                                        --------        --------
          Total stockholders' equity                     691,972         608,310
                                                        --------        --------

Total liabilities and stockholders' equity              $806,351        $692,862
                                                        ========        ========